As filed with the Securities and Exchange Commission on August __, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PORTUS HOLDINGS, INC.
(Exact Name of Registrant in its Charter)

Nevada	3572	45-1283820
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification Number)

110 East Broward Blvd.

Suite 1700

Fort Lauderdale, FL 33301

(954)778-8211

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

George Dale Murray, II

110 East Broward Blvd.

Suite 1700

Fort Lauderdale, FL 33301

(954)778-8211

 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
			Maximum	Amount of
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share	Offering Price	Fee (2)

Common Stock, par value $0.0001 per share, issuable pursuant to the Investment Agreement	10,000,000	$3.00	$30,000,000	$4,092	(3)

(1)	This registration statement covers 10,000,000 shares of common stock that may be sold by the registrant from time to time at an offering price .of $3.00. Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock being registered hereunder includes a maximum of 10,000,000 shares of common stock as may be issuable with respect to the shares being registered hereunder resulting from the split of, or the stock dividend on, the registered securities.

(2)	The registration fee has been calculated pursuant to Rule 457(o) of the Securities Act.

(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED _______, 2013

PORTUS HOLDINGS, INC.

10,000,000 SHARES OF COMMON STOCK

Portus Holdigns, Inc. (“we”, “us”, or the “Company”) is offering for sale a maximum of 10,000,000 shares of our common, par value $0.0001, at a fixed price of $3.00 per share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering.

We will retain the proceeds from the sale of any of the offered shares that are sold.  The offering is being conducted on a self-underwritten, best efforts basis, which means our directors and officers. This prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell the shares to the public until this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”).

We have no arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from sales of shares to the public pursuant to this offering will be immediately available to us for our use and retained by us regardless of whether or not there are any additional sales under this offering. You will not have the right to withdraw your funds during the offering. We may offer and sell these securities through the method described under “Plan of Distribution” in this prospectus.

The Offering will continue until all 10,000,000 shares of common stock are sold, the expiration of 360 days from the date of this prospectus, which period may be extended for up to an additional 180  days in our discretion, or until we elect to terminate the Offering, whichever event occurs first.

There is no public market for our common stock and no assurance that a trading market will develop or, if it develops, that it will continue. Although we intend to apply, through a market maker, for trading of our common stock on the OTC Bulletin Board (“OTCBB”), public trading of our common stock may never materialize.

Common stock being registered in this registration statement may be sold at a fixed price of $3.00 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 14 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ______ __, 2013

TABLE OF CONTENTS

Prospectus Summary	3
The Offering	6
Selected Financial Information	6
Risk Factors	7
Cautionary Note Regarding Forward-Looking Statements	15
Use of Proceeds	16
Determination of Offering Price	17
Dilution	17
Plan of Distribution	18
Description of Securities	21
Description of Business	23
Description of Property	29
Market for Common Equity and Related Stockholder Matters	29
Dividend Policy	30
Management’s Discussion and Analysis of Financial Condition and Plan of Operations	30
Directors, Executive Officers and Corporate Governance	32
Executive Compensation	33
Security Ownership of Certain Beneficial Owners and Management	34
Principal Shareholders
Transactions with Related Persons, Promoters and Certain Control Persons	35
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Interests of Named Experts and Counsel	35
Legal Matters	35
Where You Can Find Additional Information	36
Index to Financial Statements

2

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors” section and our consolidated financial statements and the related notes appearing at the end of this prospectus before deciding to invest in shares of our common stock. Unless the context provides otherwise, all references to “Portus” “we,” us,” “our,” or similar terms, refer to Portus Holdings, Inc.

In this prospectus all references to “$” or “dollars” mean the U.S. dollar, and unless otherwise indicated all currency amounts in this prospectus are stated in U.S. dollars. All financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in U.S. dollars.

Background

Portus Holdings Inc. was incorporated on March 31, 2011, under the laws of the State of Nevada as Solido Ventures, Inc. Solido Ventures, Inc. had not conducted any business. On August 19, 2011, Portus Inc. (“Portus”) was formed and on June 5, 2012, Michael Burns, the sole officer, director and shareholder of Solido Ventures, Inc., entered into a stock purchase agreement (the “Solido Agreement”) with Portus Inc., whereby Portus acquired all of the issued and outstanding shares of common stock of Solido Ventures, Inc. for a purchase price for the common stock was $22,500. Following the Solido Agreement, the Company changed its name to Portus Holdings, Inc. and amended its Articles of Incorporation on July 14, 2012 in order to reflect the name change. Portus Inc., an entity in which George Dale Murray, our President, Chief Executive Officer, Chief Financial Officer and Director, is the sole stockholder, is currently the majority shareholder of Portus Holdings, Inc.

Our principal business is focused on creating a multilingual, multiple functionality, and global food and beverage service platform (“Portus Cloud”). Portus Cloud is a global, multilingual, cloud based food and beverage service online “portal” where customers will be able to manage an entire food and beverage service business or enterprise anywhere in the world, anytime and in any language.

Portus Cloud is intended to serve the food service management industry globally. Customers expected to utilize Portus Cloud include hospitals, nursing homes, long term care, restaurants, education facilities, military, hospitality, cruise lines, corporate dining and catering facility. Portus Cloud’s functionality and design allows the managers to effectively access the supply chain and effectively manage their business in any of these industries. It will enable the creation of recipes and menus, sourcing, costing and ordering the ingredients for proper preparation and presentation and where needed clinical feedback and in multiple languages.

An advantage to the platform is it can be accessed anywhere there is access to the internet and is a potential advantage to all operator types in that the access is available in the field, the office, the kitchen or table side. The system can even be used to enhance the consumer experience as the operator desires. The system is flexible and continually being enhance. The cost to the user; subscribe and log on and use whatever web portal they choose. The functionality that they need and desire is at their fingertips, with no ongoing IT cost associated with installed software programs and ease of implementation.

Dietary management software is software designed to manage the creation, preparation and delivery of food for commercial kitchens. Portus Cloud is being created to expand the services into an online network connecting the commercial kitchens with their providers. The majority of our competition sells software that is physically installed on individual computers and servers. This can be very costly to acquire and maintain. By creating a service platform/network, many different clients will be able to access the application at significantly lower cost through our subscription service and it does not require IT department resources.

The creation of Portus Cloud will extend the reach of kitchen managers and executives by creating a network that those that provide the materials needed to create meals can connect with their customers (customers being the kitchen operations). Those providers include growers, producers, processors, manufacturers, distributors and haulers.

By creating the Portus Cloud Network, these providers can plug-in to the online portal and communicate directly with their customers. By incorporating the Global Trade Item Number (GTIN) and GTIN-14 standards (created by Global Systems 1, the global barcode standards organization) in the network, the food and beverage supply chain turns into a network in Portus Cloud. This allows for complete traceability from the Field to the Fork and back. It identifies food from its original source, where it travelled, where it was prepared and where it was consumed. By doing this, the number of inaccurate shipments will be drastically reduced, lowering fuel costs and the carbon footprint. Users will be able to source materials more directly, reducing middle man costs and shortening shipping routes by sourcing locally. In order to access the network, the providers will be required to pay a subscription fee on a per transaction basis. With the providers being able to reach their customers more directly they will have a better understanding of customers buying patterns and be able to market and serve their customers more effectively and efficiently. Through the network, massive amounts of data will be collected. This data will include but not be limited to information on consumption, shipping, nutritional content and spoilage.

By offering the applications described above and having them accessible in the cloud the customers can be reached by the providers and providers can communicate with their customers anywhere they have access to the internet by logging –on to Portus Cloud Network.

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On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Surequest Systems, Inc., a Delaware Corporation, (“SureQuest”) and its wholly owned subsidiary Surequest Systems, Inc., a Texas corporation, (“SureQuestTX”). The Exchange Agreement provides in part for the Company to acquire all of the issued and outstanding shares of common stock of SureQuestTX in exchange for all of the issued and outstanding shares of common stock of Portus Acquisition Corp. The closing of the Exchange Agreement is conditioned on, among other things, the Company having cash assets totaling $5,000,000.

As a part of Portus’s strategy, on February 8, 2013 we licensed the data base and functional platform for this service from SureQuest to allow us to launch Portus Cloud. The Company is pursuing potential customers but has earned no revenues.

The creation of Portus Cloud is currently under development and could be achieved without the acquisition of SureQuest. However, by acquiring SureQuest, Portus can use their extensive data base and application functionality to provide the core food and beverage management system to those who prepare food and serve meals (restaurants of all kinds). SureQuest has a cloud based application that offers solutions for food safety, purchase (directly or indirectly from distributors, processors, manufacturers, producers and growers), track and trace source of food, accurately deliver, collect data at point of sale and interface with financial systems, manage inventory, source raw materials and ingredients, provide accurate nutritional content, cost menus and recipes, safely prepare, create recipes and design menus. Currently, SureQuest has over 1200 customers/subscribers for their service and over twenty years of experience providing solutions to the food service industry. SureQuest has developed and is continuing to develop an accurate nutritional data base by collecting nutritional data directly from manufacturers which when the person responsible for the design of a recipe, meal or menu can have exact nutritional values. Currently the rest of the industry relies on the United States Department of Agriculture’s nutritional data base which is compiled by averages. The users of this functionality, including restaurants, can more accurately and cost effectively run their kitchen operations. Our license with SureQuest allows us to access and market the SureQuest database and utilize the SureQuest applications outside of the United States and Canada.

Where You Can Find Us

We presently maintain our principal offices at 110 East Broward Blvd., Suite 1700, Fort Lauderdale, FL 33301 and at 250 Park Avenue, 7 th Floor, New York, NY 10177 ..  Our telephone number is (954)778-8211.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

5

THE OFFERING

Common stock offered	10,000,000 shares of common stock. This number represents 8.83% of our current outstanding common stock (1).

Offering price per share	$3.00

Common stock outstanding before the offering	113,209,756

Common stock outstanding after the offering	123,209,756

Trading Market	There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We expect to use the proceeds received from the offering to further develop our bus and for general working capital purposes.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

Terms of the Offering	The Company, through its officers and directors, will sell the shares upon effectiveness of this prospectus.

(1)	Based on 113,209,756shares of common stock outstanding as of August 12, 2013.

SELECTED FINANCIAL INFORMATION

We have derived the following summary of our statements of operations data for the years ended December 31, 2012 and for the six months ended June 30, 2013 and 2012 (unaudited) our historical results are not necessarily indicative of the results that may be expected in the future. The summary of our financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as  our “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in this prospectus

	June 30,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash	$-	$35,299
Acquisition deposit	65,000	40,000
TOTAL ASSETS	$65,000	$75,299
TOTAL CURRENT LIABILITIES	100,836	12,435

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Consolidated Statement of Operations

			For the
			period from
			March 31,
			2011
	For the six months ended June 30,		(inception) to
	2013	2012	June 30, 2013

Finance and accounting	$15,350	$-	$56,958
Legal	21,674		47,424
General and administrative	161,626	(4)	502,654
Total operating expenses	198,650	(4)	607,036

Net operating income (loss)	(198,650)	4	(607,036)

Other income (expenses):
Interest expense	(2,589)	-	(2,589)

Net income (loss)	$(201,239)	$4	$(609,625)

NET LOSS PER SHARE
Basic and diluted	(0.00)	0.00	$ n/a

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	112,992,684	112,500	n/a

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described below together with all of the other information contained in this prospectus, including our consolidated financial statements and the notes thereto, before deciding whether to invest in shares of our common stock. The risk factors include all material risks associated with an investment in our Company. Each of these risks could have a material adverse effect on our business, operating results, financial condition and/or growth prospects. As a result, you might lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below .

Risks Related to Our Business

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report of independent registered public accounting firm on the financial statements for the year ended December 31, 2012, the nine months ended December 31, 2011, and the period from March 31, 2011 (inception) through December 31, 2012, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

7

We have limited operating history and face many of the risks and difficulties frequently encountered by development state companies.

We are a development stage company, and to date, our development efforts have been focused primarily on the development of our business model. We are in the process of developing and implementing our global, multilingual, cloud based food and beverage services “portal,” Portus Cloud. We have not completed the development of Portus Cloud and have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·	Develop effective business plan;

If we do not develop an effective business plan we may not be able to attract enough customers to sustain growth.

·	Launching our cloud based platform;

If we are unable to launch our platform as it is envisioned we will not be able to serve our intended clients and will not generate revenue.

·	Meet customer standards;

If we are unable to meet the standards necessary to serve our customers needs we will not be able to generate suffient revenue to continue.

·	Attain customer loyalty;

If we have not delivered the service in a form that customers will adopt nor service customers properly we will not retain customer loyalty and limit our revenue.

·	Develop and upgrade our services;

If we do not continually seek our customers’ feedback and continue to enhance, expand and upgrade our service we could lose market share to a competitor and effect our revenues.

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

We have had operating losses since inception and have not generated any revenues and our business model is not yet operational. If our cloud based food service “portal” does not become operational or if we fail to gain market acceptance, we may not have sufficient capital to pay our expenses and continue to operate.

Our Company has had operating losses since inception and has generated no revenues to date. Our ultimate success will depend on generating revenues from our cloud food service management system.  Most of the time of our management, and most of our limited resources have and will continue to be spent on startup activities which will include but not be limited to software development, contacting potential customers, establishing several initial customers, partners and business alliances, exploring marketing contacts, performing certain research and development activities, executing, updating and monitoring our business plan and model, and consultants and seeking capital for the Company. We have not generated any revenue and have not completed our platforms, as a result, if we never become operational or if we do not generate enough users, once we are operational, we may be unable to generate sufficient revenues from user transactions. We may not achieve and sustain market acceptance sufficient to generate revenues. If we generate no revenues or additional startup capital, we will continue to have operating losses and this will have a material adverse effect on our Company.

If we are unable to secure additional capital, we may be unable to complete the acquisition of SureQuest Systems and may be unable to operate and develop the Portus Cloud platform. We are currently dependent on our license agreement with SureQuest Systems.

On October 12, 2012, Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Surequest Systems, Inc., a Delaware Corporation, (“SureQuest”) and its wholly owned subsidiary Surequest Systems, Inc., a Texas corporation, (“SureQuestTX”). The closing of the Exchange Agreement is conditioned on, among other things, the Company having cash assets totaling $5,000,000. If we are unable to raise enough capital to raise enough capital to obtain $5,000,000, we will be unable to complete the acquisition of SureQuest.

If the Company is unable to complete the share exchange agreement due to insufficient capital, the Company may not be able to continue as a business and execute and complete its business plan.

In addition, our license agreement with SureQuest may be canceled in the event that Portus is unable to meet the financial obligations called for in the license agreement. If this should occur and Portus has not duplicated the functionality and data base present in SureQuest’s application Portus may be forced to cease operations.

Our executive officers and directors have significant shareholdings, which may lead to conflicts with other shareholders over all corporate votes and control the Company’s direction.

Our directors and officers, as a group, beneficially own or control approximately 93% of our outstanding common stock. Acting together, these shareholders would be able to significantly influence all matters that our shareholders vote upon, including the election of directors, mergers or other business combinations and matters. As such, they would be able to control the operations and the direction of the Company with very little outside influence.

Because we will recognize revenue from subscriptions for our service over the term of the subscription, downturns or upturns in sales may not be immediately reflected in our operating results.

8

The Company intends to derive its revenue from three primary sources:

1) Subscription revenues, which are comprised of subscription fees from customers accessing the Company’s enterprise cloud food service management system. Without the revenues obtained through subscriptions, we may not have enough funds to implement our business plan, provide funding under our license agreement with SureQuest, or complete the share exchange with SureQuest;

2) Recurring revenue from implementation and customer support, without which the Company may not be able to generate revenues to continue as a business; and

3) Related professional services consisting of project management to include database services, implementation services, training services and menu certification services. Without such services, the Company will not be able to achieve its business obligations and provide our cloud based system to our customers.

We will offer subscriptions to our cloud-based applications, including core menu, recipe and meal design, procurement from growers, processors, producers, manufacturers and distributors, inventory control for the end user which is a commercial kitchen, an extensive database of recipes, menus, ingredients and nutrients. We will primarily derive our revenues from subscription fees and professional services fees. Subscription revenues primarily consist of fees that give our customers access to our cloud-based applications, which include routine customer support at no additional cost. Professional service fees include creation and maintenance of the nutritional database for manufacturers, deployment services, optimization services, and training.

Evolving regulation of the Internet may affect us adversely.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data and restricting our ability to store, process and share data with our customers. In addition, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

The success of our business depends on the continued growth and acceptance of the Internet as a business tool.

Expansion in the sales of our service depends on the continued acceptance of the Internet as a communications and commerce platform for enterprises. The Internet could lose its viability as a business tool due to delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality-of-service. The performance of the Internet and its acceptance as a business tool has been harmed by “viruses,” “worms” and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If for any reason the Internet does not remain a widespread communications medium and commercial platform, the demand for our service would be significantly reduced, which would harm our business.

Our growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

Our success will depend in part upon management’s ability to manage growth. To do so, we must continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional headcount and capital investments we are adding will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by offsetting expense reductions in the short term. If we fail to successfully manage our growth, we will be unable to execute our business plan.

We are dependent on our management team, and the loss of any key member of this team may prevent us from implementing our business plan in a timely manner.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly. We are also substantially dependent on the continued service of our existing development personnel because of the complexity of our service and technologies. We do not have employment agreements with any of our executive officers, key management or development personnel that require them to remain our employees and, therefore, they could terminate their employment with us at any time without penalty. We do not maintain key person life insurance policies on any of our employees. The loss of one or more of our key employees could seriously harm our business.

We might require additional capital to support business growth, and this capital might not be available.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new services or enhance our existing service, enhance our operating infrastructure and acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock, including shares of common stock sold in this offering. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

9

Our reported financial results may be adversely affected by changes in accounting principles generally accepted in the United States.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, or FASB, the American Institute of Certified Public Accountants, the Securities and Exchange Commission, or SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

Current global financial conditions have made access to financing more difficult.

Since the fall of 2008 there has been severe deterioration in global credit and equity markets. This has resulted in the need for government intervention in major banks, financial institutions and insurers, and has also led to greater volatility, increased credit losses and tighter credit conditions. These unprecedented disruptions in the credit and financial markets have had a significant adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for us to obtain, or increase our cost of obtaining capital and financing for our operations.

We operate in a highly competitive industry and compete against many large companies that may be more established and better capitalized than we are.

Offering dietary and food service software is and can be a very competitive market with few barriers to entry. We expect that if our software establishes a key market niche, competition will arise from a variety of sources, from large multinational software companies to the myriad of other smaller national and regional software development and delivery companies.

Many of our potential competitors have:

·	greater financial, technical, personnel, promotional and marketing resources;
·	longer operating histories;
·	greater name recognition; and
·	larger institutional clients than us.

With few barriers to entry we cannot be certain that we will be able to compete successfully in this extremely competitive market.

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We may face claims that we are violating the intellectual property rights of others

Although we are not aware of any potential violations of others’ intellectual property rights, we may face claims, including from direct competitors, other companies, scientists or research universities, asserting that our technology or the commercial use of such technology infringes or otherwise violates the intellectual property rights of others. We cannot be certain that our technologies and processes do not violate the intellectual property rights of others. If our market profile grows we could become increasingly subject to such claims.

If we were found to be infringing or otherwise violating the intellectual property rights of others, we could face significant costs to implement work-around methods, and we cannot provide any assurance that any such work-around would be available or technically equivalent to our potential technology. In such cases, we might need to license a third party’s intellectual property, although any required license might not be available on acceptable terms, or at all. If we are unable to work around such infringement or obtain a license on acceptable terms, we might face substantial monetary judgments against us or an injunction against continuing to use or license such technology, which might cause us to cease operations.

In addition, even if we are not infringing or otherwise violating the intellectual property rights of others, we could nonetheless incur substantial costs in defending ourselves in suits brought against us for alleged infringement. Also, if we are to enter into a license agreement in the future and it provides that we will defend and indemnify our customer licensees for claims against them relating to any alleged infringement of the intellectual property rights of third parties in connection with such customer licensees’ use of such technologies, we may incur substantial costs defending and indemnifying any customer licensees to the extent they are subject to these types of claims. Such suits, even if without merit, would likely require our management team to dedicate substantial time to addressing the issues presented. Any party bringing claims might have greater resources than we do, which could potentially lead to us settling claims against which we might otherwise prevail on the merits.

Legislation, including the Sarbanes-Oxley Act of 2002, may make it difficult for us to retain or attract officers and directors.

We may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of rules and regulations which govern publicly-held companies. The Sarbanes-Oxley Act has resulted in a series of rules and regulations that increase responsibilities and liabilities of directors and executive officers. We are a small company with a limited operating history and no revenues.  This may influence the decisions of potential candidates we may recruit as directors or officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles.

Risks Related To Our Securities

We are an emerging growth company under the recently enacted JOBS Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an “emerging growth company” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”;

•	obtain shareholder approval of any golden parachute payments not previously approved; and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company”. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

The JOBS Act allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies.

Since, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act, this election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.” Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In the event that your investment in our shares is for the purpose of deriving dividend income or in expectation of an increase in market price of our shares from the declaration and payment of dividends, your investment will be compromised because we do not intend to pay dividends.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors (which currently only consists of Darin Myman), and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly.

The market valuation of developmental stage companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies.  Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•  changes in securities analysts’ estimates of our financial performance, although there are currently no analysts covering our stock;

•  fluctuations in stock market prices and volumes, particularly among securities of emerging growth companies;

•  changes in market valuations of similar companies;

•  announcements by us or our competitors of significant contracts, new technologies, acquisitions, commercial relationships, joint ventures or capital commitments;

•  variations in our quarterly operating results; and

•  additions or departures of key personnel.

Purchasers of our common stock will experience immediate and substantial book value dilution.

The price of the Shares offered hereunder is substantially higher than the net tangible book value of each outstanding share of stock.  Investors who purchase Shares in this Offering will suffer immediate and substantial dilution.

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Currently there is no established public market for our common stock, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading.

There is currently no established public market whatsoever for our securities.  A market maker will be asked to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA.   There can be no assurance that the market maker’s application will be accepted by FINRA nor can we estimate as to the time period that the application will require.  We are not permitted to file such application on our own behalf.  If the application is accepted, there can be no assurances as to whether

(i)	any market for our shares will develop;

(ii)	the prices at which our common stock will trade; or

(iii)        the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock may not be followed by any market analysts and there may be few institutions acting as market makers for our common stock.  Either of these factors could adversely affect the liquidity and trading price of our common stock.  Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.  Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of cloud based enterprise resource management systems and general economic and market conditions.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Because the SEC imposes additional sales practice requirements on brokers who deal in penny stocks, some brokers may be unwilling to trade them.  This means that you may have difficulty reselling your shares.

Our common stock is classified as a penny stock and will be covered by Section 15(g) of the Securities Exchange Act of 1934.  These rules impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you.  Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares.  This could prevent you from reselling your shares and may cause the price of the shares to decline.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require s broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

The offering price of our common stock should not be used as an indicator of the future market price of the securities. The offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the facts considered in determining the offering price of $3.00 were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

You will experience dilution of your ownership interest because of the future issuance of additional shares of our common stock and our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 500,000,000 shares of capital stock consisting of 425,000,000 shares of common stock, par value $0.0001 per share, and 75,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

There is no assurance of a public market or that our common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”.   Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of our management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

·	future financial or operating performance;

·	estimates related to future costs;

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·	new competition;

·	technological advances;

·	estimates related to our intended use of proceeds

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Operating Results” contained in this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

USE OF PROCEEDS

We estimate that we will receive up to $30,000,000 in net proceeds from the sale of shares in this offering, based on an assumed price of $3.00 per unit. We will use the net proceeds from this offering to further develop our business platform and for working capital and other general corporate purposes. With proceeds of $30,000,000 we will be able to launch and rapidly deploy the the network. The summary of the use of proceeds is shown below:

Allocation of funds

Amount raised	$30,000,000	20,0000,000	12,000,000
% of total offering	100%	66.66%	40%

Allocation
Acquisition of SureQuest Systems	5,000,000	5,000,000	5,000,000
Product Development	9,000,000	4,000,000	1,000,000
Multilingual Translator	5,000,000	3,500,000	2,000,000
Research and Development	1,000,000	1,000,000	750,000
Design Consultant	1,500,000	1,000,000	500,000
International Consultant	500,000	500,000	500,000
Working Capital	3,000,000	3,000,000	500,000
International Marketing	1,000,000	500,000	500,000
Domestic Marketing	500,000	500,000	500,000
Quality Testing	500,000	500,000	500,000
Cash Reserves	3,000,000	500,000	500,000
Total	30,000,000	20,000,000	12,000,000

Our priority is to use the proceeds for product development, and specifically to complete the Portus Cloud platform. The Company then intends to use the proceeds to complete our multilingual translator for use of our platform outside of the United States, and introduce the product into the international market place. We intend to allocate the funds, as described above, to begin marketing the service and building a customer base. Then we will complete the acquisition of SureQuest. In the event we are not able to raise the entire $30,000,000 the above plan will allow us to generate revenues under our licensing agreement offsetting the shortfall.

Acquistion of SureQuest The $5,000,000 earmarked for completing our contract to purchase SureQuest will be funded into Portus Acquisitons Corp and 100% of the stock will be exchanged for 100% of the Stock of Surequest Systems of Texas.

Product Development In order to provide the appropriate applications to the commercial kitchens, a variety of interfaces and functions will need to be created and modified for the type of commercial kitchen using the system. For instance, a local restaurant operation will not have as many application needs as a hospital or nursing home. Also, interfaces for suppliers to the commercial kitchen operaors will need to be designed.

Mutilingual Translator The translator will need to be completed with an optimal number of languages. The cost of this will generally be associated with the cost of software developers and language specialist.

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Research and Development Capital will be allocated for the research into various hardware devices that will be used to both operate within the network, but also to track food from its origin.

Design Consultant We will work with design consultants to ensure that the interfaces have a look, feel and functionality that is consistent with what the users expect from an interaction with a cutting edge application.

International Consultant We will retain an expert firm in international business relations to assist us in properly approaching international markets.

Working Capital Working capital will be necessary to cover the costs of operations will development and deployment is underway and until we have generated significant revenue to sustain operations.

International Marketing Capital will be used to establish and execute an international marketing campaign.

Domestic Marketing Capital will be used to establish and execute an domestic marketing campaign.

Quality Testing Testing of applications and interfaces will be necessary to insure we are delivering a quality product.

Cash Reserves Available as additional capital to supplement any of the other capital uses if needed.

Our principal products and services are delivered via the internet. We have not made any public announcements of any new products or services and we have no other agreements other than the licensing and purchase agreement with SureQuest.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

1.	Our operating history;

2.	The proceeds to be raised by the offering;

3.	The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders; and,

4.	Our relative cash requirements

DILUTION

The following information is based upon the Company’s unaudited balance sheet as filed in the Company’s Form 10-Q on August 14, 2013, for the period ended June 30, 2013, the net tangible book value of the Company’s assets as of June 30, 2013 is $(35,836).

“Dilution” as used herein represents the difference between the offering price per share of shares offered hereby and the net tangible book value per share of the Company’s common stock after completion of the offering. Dilution in the offering is primarily due to the losses previously recognized by the Company.

The net tangible book value of the Company at June 30, 2013 was $(35,836) or $(0.0003) per share. Net tangible book value represents the amount of total tangible assets less total liabilities. Assuming that all of the shares offered hereby were purchased by investors (a fact of which there can be no assurance) as of June 30, 2013, the then outstanding 113,043,526 shares of common stock plus the 10,000,000 assumed shares sold or 123,043,526 common shares, which would constitute all of the issued and outstanding equity capital of the Company, would have a net tangible book value $9,964,164, before offering expenses, or approximately $0.1268 per share.

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We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the public offering price per share of our common stock. The following items influence the dilution in net tangible book value per share to new investors:

Assuming 100% of the shares offered are sold:

•	Public offering price per unit

$3.00

•	Net tangible book value per share as of March 31, 2013

$(0.0003)

•	Increase per share attributable to sale of common stock to investors

$0.2438

•	Dilution per share to investors

$2.757

•	Dilution as a percentage of the offering price

91.7%

Net tangible book value

	06/30/2013	Offering	Post-offering

Net tangible book value	$(35,836)	$30,000,000	$29,964,164
Shares outstanding	113,043,526	10,000,000	123,043,526

Net tangible book value/share	$(0.0003)	$3.00	$0.1268

Increase attributable to raise			$0.1271

Initial dilution to new shareholders			$2.757

Assuming 50% of the shares offered are sold:

•	Public offering price per unit

$3.00

•	Net tangible book value per share as of June 30, 2013

$(0.0003)

•	Increase per share attributable to sale of common stock to investors

$0.1271

•	Dilution per share to investors

$2.873

•	Dilution as a percentage of the offering price

95.7%

Net tangible book value

	06/30/2013	Offering	Post-offering

Net tangible book value	$(35,836)	$15,000,000	$14,964,164
Shares outstanding	113,043,526	5,000,000	118,043,526

Net tangible book value/Share	$(0.0003)	$3.0	$0.01268

Increase attributable to raise			$0.1271

Initial dilution to new shareholders			$2.873

PLAN OF DISTRIBUTION

We are offering up to 10,000,000 shares for $3.00 per share with aggregate gross proceeds of up to $30,000,000.  Funds from this offering will not be placed in a separate bank account.  We will have immediate use of the net proceeds. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. There are no finders involved in our distribution.

You will not have the right to withdraw your funds during the offering.

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We will sell the shares in this offering through our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2.	The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

4.	The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We hereby confirm that our directors and officers are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They will continue to be our officers and directors at the end of the offering and have not been, during the last twelve months a broker/dealer or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the Securities and Exchange Commission, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Our officers and directors will also distribute the prospectus to potential investors at meetings, to business associates, and to friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

The Company reserves the right to sell the securities in this offering though a placement agent, broker, dealer, finder, underwriter and/or wholesaler. We will provide an applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

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Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder.  They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $2,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).  While Section 15(g) and Rules 15g-1 through15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

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Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.  The application of the penny stock rules may affect your ability to resell your shares.

Regulation M

Our officers and directors, who will promote the shares, are aware that each is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 365 days, or sooner if the offering is completed or otherwise terminated by us.

We will not offer to sell through the use or medium of any prospectus or otherwise any security until this registration statement is declared effective by the Securities and Exchange Commission.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We are authorized to issue 425,000,000 shares of common stock, $0.0001 par value.   As of August 12, 2013there were 113,209,756 shares of our common stock issued and outstanding.

Common Stock

The holders of our common stock:

·	Have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if, declared by our Board of Directors;

·	Are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon liquidation, dissolution, or winding up of our affairs;

·	Do not have preemptive, subscription or conversion rights, or redemption;

·	Are entitled to one vote per share on all matters submitted to our stockholders for a vote at any meeting of stockholders; and

·	A majority of voting shraes represented at a meeting and entitled to vote shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors. The rights of your common stockholders may not be materially limited or qualified by the rights of any other authorized class of securities

Preferred Stock

We are authorized to issue 75 million shares of preferred stock. Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

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Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the issued and outstanding shares of that common stock, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares of that common stock will not be able to elect any of our directors.

Dividends

As of the date of this prospectus, we have not paid any cash dividends to our stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and depend upon our earnings, if any, our capital requirements and financial situation, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but, rather, to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

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Authorized but Unissued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares of our capital stock.  Additional shares of our capital stock may be used for a variety of purposes, including future offerings to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved shares of our capital stock may be to enable our Board of Directors to issue shares of our capital stock to persons friendly to our current management, which issuance could render more difficult or discourage an attempt to obtain control of our Board of Directors by merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of our management and, possibly, deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Anti-takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Transfer Agent

The transfer agent for our common stock is V Stock Transfer, LLC. T he transfer agent’s address is 77 Spruce Street, Suite 201, Cedarhurst, New York 11516.

DESCRIPTION OF BUSINESS

Overview

Portus Holdings Inc. was incorporated on March 31, 2011, under the laws of the State of Nevada as Solido Ventures, Inc. Solido Ventures, Inc. had not conducted any business. On August 19, 2011, Portus Inc. (“Portus”) was formed and on June 5, 2012, Michael Burns, the sole officer, director and shareholder of Solido Ventures, Inc., entered into a stock purchase agreement (the “Solido Agreement”) with Portus Inc., whereby Portus acquired all of the issued and outstanding shares of common stock of Solido Ventures, Inc. for a purchase price for the common stock was $22,500. Following the Solido Agreement, the Company changed its name to Portus Holdings, Inc. and amended its Articles of Incorporation on July 14, 2012 in order to reflect the name change. Portus Inc., an entity in which George Dale Murray, our President, Chief Executive Officer, Chief Financial Officer and Director, is the sole stockholder, is currently the majority shareholder of Portus Holdings, Inc.

Our principal business is focused on creating a multilingual, multiple functionality, and global food and beverage service platform (“Portus Cloud”). Portus Cloud is a global, multilingual, cloud based food and beverage service online “portal” where customers will be able to manage an entire food and beverage service business or enterprise anywhere in the world, anytime and in any language.

Portus Cloud is intended to serve the food service management industry globally. Customers expected to utilize Portus Cloud include hospitals, nursing homes, long term care, restaurants, education facilities, military, hospitality, cruise lines, corporate dining and catering facility. Portus Cloud’s functionality and design allows the managers to effectively access the supply chain and effectively manage their business in any of these industries. It will enable the creation of recipes and menus, sourcing, costing and ordering the ingredients for proper preparation and presentation and where needed clinical feedback and in multiple languages.

An advantage to the platform is it can be accessed anywhere there is access to the internet and is a potential advantage to all operator types in that the access is available in the field, the office, the kitchen or table side. The system can even be used to enhance the consumer experience as the operator desires. The system is flexible and continually being enhance. The cost to the user; subscribe and log on and use whatever web portal they choose. The functionality that they need and desire is at their fingertips, with no ongoing IT cost associated with installed software programs and ease of implementation.

Dietary management software is software designed to manage the creation, preparation and delivery of food for commercial kitchens. Portus Cloud is being created to expand the services into an online network connecting the commercial kitchens with their providers. The majority of our competition sells software that is physically installed on individual computers and servers. This can be very costly to acquire and maintain. By creating a service platform/network, many different clients will be able to access the application at significantly lower cost through our subscription service and it does not require IT department resources.

The creation of Portus Cloud will extend the reach of kitchen managers and executives by creating a network that those that provide the materials needed to create meals can connect with their customers (customers being the kitchen operations). Those providers include growers, producers, processors, manufacturers, distributors and haulers.

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By creating the Portus Cloud Network, these providers can plug-in to the online portal and communicate directly with their customers. By incorporating the Global Trade Item Number (GTIN) and GTIN-14 standards (created by Global Systems 1, the global barcode standards organization) in the network, the food and beverage supply chain turns into a network in Portus Cloud. This allows for complete traceability from the Field to the Fork and back. It identifies food from its original source, where it travelled, where it was prepared and where it was consumed. By doing this, the number of inaccurate shipments will be drastically reduced, lowering fuel costs and the carbon footprint. Users will be able to source materials more directly, reducing middle man costs and shortening shipping routes by sourcing locally. In order to access the network, the providers will be required to pay a subscription fee on a per transaction basis. With the providers being able to reach their customers more directly they will have a better understanding of customers buying patterns and be able to market and serve their customers more effectively and efficiently. Through the network, massive amounts of data will be collected. This data will include but not be limited to information on consumption, shipping, nutritional content and spoilage.

By offering the applications described above and having them accessible in the cloud the customers can be reached by the providers and providers can communicate with their customers anywhere they have access to the internet by logging –on to Portus Cloud Network.

On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Surequest Systems, Inc., a Delaware Corporation, (“SureQuest”) and its wholly owned subsidiary Surequest Systems, Inc., a Texas corporation, (“SureQuestTX”). The Exchange Agreement provides in part for the Company to acquire all of the issued and outstanding shares of common stock of SureQuestTX in exchange for all of the issued and outstanding shares of common stock of Portus Acquisition Corp. The closing of the Exchange Agreement is conditioned on, among other things, the Company having cash assets totaling $5,000,000.

As a part of Portus’s strategy, on February 8, 2013 we licensed the data base and functional platform for this service from SureQuest to allow us to launch Portus Cloud. The Company is pursuing potential customers but has earned no revenues.

The creation of Portus Cloud is currently under development and could be achieved without the acquisition of SureQuest. However, by acquiring SureQuest, Portus can use their extensive data base and application functionality to provide the core food and beverage management system to those who prepare food and serve meals (restaurants of all kinds). SureQuest has a cloud based application that offers solutions for food safety, purchase (directly or indirectly from distributors, processors, manufacturers, producers and growers), track and trace source of food, accurately deliver, collect data at point of sale and interface with financial systems, manage inventory, source raw materials and ingredients, provide accurate nutritional content, cost menus and recipes, safely prepare, create recipes and design menus. Currently, SureQuest has over 1200 customers/subscribers for their service and over twenty years of experience providing solutions to the food service industry. SureQuest has developed and is continuing to develop an accurate nutritional data base by collecting nutritional data directly from manufacturers which when the person responsible for the design of a recipe, meal or menu can have exact nutritional values. Currently the rest of the industry relies on the United States Department of Agriculture’s nutritional data base which is compiled by averages. The users of this functionality, including restaurants, can more accurately and cost effectively run their kitchen operations. Our license with SureQuest allows us to access and market the SureQuest database and utilize the SureQuest applications outside of the United States and Canada.

Our Services

Portus Cloud is software as a service platform that effectively and efficiently manages the food and beverage supply chain from “field to fork”. We plan to offer cloud-based solutions for the management of the food and beverage service industry that provides inventory, sourcing, pricing and ordering, providing nutritional database, creating recipes and menus, preparing, presenting and serving and where needed documenting. Our solutions will deliver the core functions (core functions being identifying food its origins, sourcing and ordering, content, nutritional information, traceability, design of menus, meals and recipes, provide safe guards in handling and preparation and accurate delivery of the meal to the table) required to effectively manage both the human capital and financial resources of a food service organization, where a reliable global system of record is critical. We have designed our solutions for the way people work today, enabling workers to interact, collaborate and make business decisions using accurate data from a wide variety of devices, in real-time and on a global basis. Our innovative technology foundation will enable our customers to embrace the rapid pace of change in their business, operate with a more complete picture of their business and provide a modern and intuitive user experience, while substantially reducing the cost of their IT associated with their food and beverage operations.

The various segments of the food service industry that we intend to serve, whether a large global enterprise or a corner deli, Portus Cloud will deliver the rich functionality and data base needed to provide the highest quality of food, preparation and presentation without the need of expensive hardware and IT cost.

In addition, Portus Cloud will provide a valuable tool for growers, producers, processors, food distributors, food service managers and manufacturers by tying together the supply chain through its systems. By bringing connectivity to all of the players in the supply chain, Portus Cloud creates a platform for more efficient communications and traceability of foods between the various industries. For example, by bringing growers into the system, the growers will have a direct link to all consumers (food preparers, manufacturers and even retail) to help sell their products locally and provide direct access for the food preparers to fresh produce having the effect of reduced cost for the preparer and reducing carbon emissions. In the process we standardized the information throughout the system creating better information on content and nutritionals and enhancing traceability and create a deep informational database available to the industry.

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Our goal is to become a major cloud based software provider for food beverage service management. We will accomplish this by providing food and nutrient data base management that provides mission critical food service management to the healthcare, institutional, dining management and restaurant space. Our license with SureQuest’s proven will provide the platform that we will build out the multilingual capacity as well as the added functions to appeal to all areas of food service management. We intend to further develop the product for application for home healthcare, military and other mobile applications. It is also the plan to monetize our data base platform by offering to companies that plan to develop consumer based mobile applications. For example these applications could include healthy living, weight loss and other dietary related needs.

Cloud Based Technology

The pervasiveness of the Internet, along with the dramatic declines in the pricing of computing technology and network bandwidth, have enabled a new generation of enterprise computing in which substantial components of information technology, or IT, infrastructure can be provisioned and delivered dynamically on an outsourced basis. This new computing paradigm is sometimes referred to as utility computing, while the outsourced software applications are referred to as on-demand application services. On-demand application services enable businesses to subscribe to a wide variety of application services that are developed specifically for, and delivered over, the Internet on an as-needed basis with little or no implementation services required and without the need to install and manage third-party software in-house.

The cloud is an on-demand virtual server accessible through the Internet. The cloud can be built as large as needed to meet customer demands without the costs and the infrastructure that have always been limiting factors. Traditionally, software programs are dedicated to a single workspace, function one at a time and are limited in scope and size to the internal (IT) resources that are available. Business software delivery models have evolved tremendously over the last decade.  We have gone from the old “DOS” (Disk Operating Systems) programs that reside on-premise to Windows® programs, also residing on-premise, to ‘off-site hosted’ programs residing on outside servers. Now there is “Software as a Service” (SaaS) via the Cloud.

Impact of Cloud on End-User

The two most significant differences between cloud based software and traditional on site software programs is that the user no longer owns the software and it does not matter where the software is located. Users simply pay to use the application. SaaS can be accessed at any time and from any place from any Internet-connected device (PC, Laptop, Tablet or Smart Phone, etc). End users generally pay a subscription fee for as long as the services are needed.

SaaS is typically defined by the delivery model rather than the underlying technology. A number of software vendors call themselves SaaS vendors and although any SaaS solution is [technically] ‘hosted’, the term ‘hosted’ is not synonymous with SaaS.  Real SaaS Vendors support a single code base across all customers – also known as multi-tenancy. SaaS vendors develop, support and deploy a single version of software across all customers, enabling the vendor to focus on on-going value-added innovation.

Traditional on-premise software vendors that host their on-premise applications cannot offer the benefits of real SaaS based technology. These vendors must expend too many of their resources maintaining multiple versions of their applications as well as the broad matrix of supporting infrastructure to deliver the application.  Since their customers are typically on different versions at any given time, these so called SaaS vendors are unable to share infrastructure and operational resources.  As a result their customers do not benefit from these efficiencies and wind up ‘footing the bill’ for maintaining upgrades which are not provided as frequently as they could if based on true SaaS technology.  A true SaaS vendor with 1,000 customers can upgrade all of them with a single upgrade to the Cloud.  The on-premise (or installed) software vendor must send out 1,000 individual upgrades and involve each customer in the process. The next upgrade may well be ready for release before the previous upgrade process is complete.  The “hosted” software vendor without multi-tenancy, is not much more efficient – as this vendor will still need to upgrade all of their customers individually, even though the vendor may send all of the upgrades to the same place in the Cloud.

Major characteristics of Software as a Service (SaaS) are:

§	customers share a single version of the software (application)

§	customers share the same IT infrastructure and operational resources

§	updates are included with the service at no extra charge

§	customers enjoy world class security for data center operations, applications and data

§	service level guarantees that define and insure up time, backup and disaster recovery

§	ongoing maintenance, development and performance tuning

§	no perpetual licenses – pay as you go pricing

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The Enterprise Application Software Market

Advances in computing and communications technology have enabled businesses to automate and improve their basic business processes. Many businesses have purchased, built and deployed a wide range of enterprise software applications in such areas as enterprise resource management, or ERM. While technology improvements have brought increased processing power and functionality to enterprise software applications, businesses have been challenged to realize the benefits of these applications for a variety of reasons, including the following:

·	Difficulty of deployment . The increasing number and complexity of installed applications, operating systems, networks and computer systems have made it difficult and time consuming for businesses to implement and use enterprise software applications.

·	High cost of ownership . Installed Enterprise software applications carry a high total cost of ownership. Customers must make significant investments, both initially and on an ongoing basis, in applications and IT infrastructure, including computer systems, networks, software licenses and maintenance.

In an attempt to address these challenges, many enterprise software application vendors have adapted their products to be accessible over the Internet. However, as these products were not originally designed to be delivered over the Internet as a service, they have failed to address these challenges. In addition, because they are not easy-to-use, users have been hesitant to adopt these complex, non-intuitive applications.

Emergence of On-Demand Application Services:

The pervasiveness of the Internet, along with the dramatic declines in the pricing of computing technology and network bandwidth, have enabled a new generation of enterprise computing in which substantial components of IT infrastructure can be provisioned and delivered dynamically on an outsourced basis. This new computing paradigm is sometimes referred to as utility computing, while the outsourced software applications are referred to as on-demand application services. On-demand application services enable businesses to subscribe to a wide variety of application services that are developed specifically for, and delivered over, the Internet on an as-needed basis with little or no implementation services required and without the need to install and manage third-party software in-house.

Key attributes of successful on-demand application services include:

·	a fully outsourced service accessible over the Internet;

·	rapid and simple deployment, configuration and training;

·	a comprehensive set of application features;

·	a scalable, secure and reliable application architecture that can economically support tens of thousands of customers simultaneously;

·	the ability to integrate with businesses’ existing third-party and internally developed enterprise applications and databases; and

·	the ability to tailor the appearance, policy settings, workflow and other characteristics of the service to meet the needs of a diverse customer base.

On-demand application services contrast with the traditional enterprise software model, which requires each customer to install, configure, manage and maintain the hardware, software and network services to implement the software application in-house. Enterprise software vendors must maintain support for numerous legacy versions of their software and compatibility with a wide array of hardware devices and operating environments. These services also contrast with solutions offered by first-generation application service providers, commonly referred to as ASP’s, which host third-party enterprise applications on behalf of their customers. Since these ASPs are deploying traditional third-party software applications with each customer typically running on a separate instance, or copy, of the software, ASPs remain challenged by the time and expense problems associated with purchasing, implementing, integrating, maintaining and supporting these applications. Additionally, because ASP hosting typically involves the installation of one dedicated server or set of servers to support a small number of customers, ASPs are challenged to cost-effectively scale to support a larger customer base.

We believe the shift to on-demand application services will provide significant benefits by reducing the risks and lowering the costs of purchasing and deploying information technology resources, managing software and hardware upgrades, and hiring expensive IT personnel to maintain applications. As a result, we believe the emergence of on-demand application services will bring about a fundamental transformation in the enterprise software industry as businesses will be able to replace their purchased software with subscriptions to a wide range of application services.

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The Opportunity for On-Demand Food and Beverage Service Management Application Services :

Our category of enterprise software applications in which businesses have made significant investments has been dietary management. We are changing the dynamic and expanding the reach of our products and services to globally manage the food service industry. Our suite of services is intended to enable businesses to automate the key elements of managing food services process from provisioning to consumption.

The difficulties that companies have faced in deploying and maintaining enterprise software applications have been particularly true in cost effective delivery of quality food. The high cost of traditional enterprise solutions has limited companies in acquiring adequate systems to plan, design, implement and deliver quality food. By going to the cloud, these services can be delivered at an affordable price with higher security of data and a greater ability to interface with other enterprise products to streamline the control food service and dietary needs of the consumers.

Key advantages of our cloud based food service management solution include:

·	Rapid deployment. We expect that our service can be deployed rapidly and provisioned easily, since our customers do not have to spend time installing or maintaining the servers, networking equipment, security products or other infrastructure hardware and software necessary to ensure a scalable and reliable service. We believe the average time that a customer requires to deploy our service is significantly shorter than typical traditional dietary management software deployments. We also offer complementary consulting and training services to assist customers in rapidly deploying and optimizing their use of our service.

·	Enable high levels of user adoption . We have designed our service to be easy-to-use and intuitive. Our service will contains many tools and features recognizable to web users as well as drag and drop and multiple open windows convenience not found in other web based applications.

As a result, our users will not require substantial training on how to use and benefit from our service. We intend to conduct extensive surveys of our users to gauge their experiences with our service so that we may determine potential areas of improvement.

·	Lower total cost of ownership. We expect our service will enable customers to achieve savings relative to the traditional enterprise software model. Our service enables customers to automate processes without having to make large and risky upfront investments in software, hardware, implementation services and additional IT staff. In addition, because all upgrades are implemented by us on our servers they automatically become part of our service and therefore benefit all of our customers immediately.

·	Extensive features, functionality and configurability. We will offer a comprehensive array of features that meet the needs of businesses of any size. Our service will support the key functional areas within food service management. Furthermore, most features of our service can be accessed through a variety of devices, including laptop computers, PDAs and wireless devices.

·	Secure, scalable and reliable delivery platform. The delivery platform for our service has been designed to provide our customers with high levels of reliability, performance and security. The IT systems within our data center have mirror fail-over redundancy. We have built a comprehensive security infrastructure, including firewalls, intrusion detection systems and encryption for transmissions over the Internet, which we monitor and test on a regular basis. We built and maintain a multi-tenant application architecture that has been designed to enable our service to scale securely, reliably and cost-effectively to tens of thousands of customers and millions of users. Our multi-tenant application architecture maintains the integrity and separation of customer data while still permitting all customers to use the same application functionality simultaneously. Our architecture also enables us to segment access privileges across our user base.

·	Ease of integration. Our platform is designed to enable IT professionals to integrate our service with existing applications quickly and seamlessly.

Products and Services

The Company’s primary products and services will include food service management software, menu services and customer software support services.

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Targeted Markets:

The U.S. population is rapidly aging and the over-65 group is expected to double by the year 2030. LTC facilities will grow, over time, to meet the demand of this demographic trend and will require use of dietary software to operate, effectively and efficiently. In addition, the increasing awareness and focus of proper nutrition and the growing concern by the public in general to reduce obesity and diabetes in the U.S. our services will provide excellent tools to improve the way people eat. The core business segments listed below are already doing something to manage their food service process. Most are doing so with installed, expense software products with little flexibility for enterprise wide applications. Many are required to have electronic medical records and need to have dietary tied in with it. We intend to integrate and deploy our products and services across the following industries.

Domestic Institutions

The domestic institutions we intend to target include hospitals, assistant living facilities, nursing homes, schools, universities and the armed forces.

Hospitals, skilled nursing, assisted living, schools, universities, and armed services get the benefit of scalable services that provide ingredients, menus, pricing of meals, and barcode inventory management. With this product the opportunity is created to expand globally to multi-national companies offering an enterprise resource management solution to companies now using many different software platforms that do not interface and work together.

Restaurants

Companies need menu planning, catering, ordering, and inventory management. We intend to provide these services for corner cafes to restaurant chains that are operating globally

Dining Management

Dining managers manage business dining rooms, retirement, assisted living, skilled nursing and adult day-care facilities, schools, universities, hotels and conventional dining operations. We intend to enter into contracts with dining management providers and enable them to use our system in accessing recipes, menus, and inventory management applications in their daily operations. We intend this to be a cost-effective solution that improves their operations and insures quality.

Marketing Strategy

Our objective is to be a leading provider of on-demand application services for the food service industry worldwide. Key elements of our strategy include:

·	Strengthen and extend our service offering. We designed our service to easily accommodate new features and functions as well as the release of entirely new application services. We may also offer advanced modules for an additional subscription fee to customers that require enhanced capabilities.

·	Pursue new customers and new territories aggressively. We believe that our on-demand application service provides significant value for businesses of any size, from small businesses to Fortune 500 corporations. In addition, our language translator will allow us to form strategic alliances globally creating the global backbone for the food service industry. As a result, we will continue to aggressively target businesses of all sizes, through our direct sales force and or strategic alliances with food distributors and food service management companies. We plan to continue to increase the number of direct sales professionals we employ, and we intend to develop additional distribution channels for our service. We also believe that there is a substantial market opportunity for our service outside of North America. We plan to continue to aggressively market to customers outside of North America by building partnerships that help us add customers in these regions and increasing the number of languages we support.

In addition, we intend to add a sales director to international markets in Europe, Latin America, Asia, China and India.

Competition

The market for food service software applications is highly competitive and subject to changing technology, shifting customer needs and frequent introductions of new products and services. Our entry into the “Cloud” has set us apart from the majority of vendors. Our executive officers have previously been involved in the migration of software to a cloud based application used for dietary management dietary management and we believe that our management’s years of experience and success in the traditional software industry and moving to the “Cloud”, has greatly enhanced our competitive position. Historically, we have competed with vendors of packaged dietary management software (DMS), whose software is installed by the customer directly or is hosted by first generation, application service providers (ASP) on the customer’s behalf, which requires substantial IT and hardware costs. We also compete with internally developed applications and face, or expect to face, competition from enterprise software vendors and online service providers who may develop and/or bundle DMS products with their products in the future.

Dietary management software is software designed to manage the creation, preparation and delivery of food for commercial kitchens. Portus Cloud is being created to expand the services into an online network connecting the commercial kitchens with their providers. The majority of our competition sells software that is physically installed on individual computers and servers. This can be very costly to acquire and maintain. By creating a service platform/network, many different clients will be able to access the application at significantly lower cost through our subscription service and it does not require IT department resources.

Being a software as a service that is cloud based and designed for multitenancy (distributing the cost of the service over thousands of customers using the same software at the same time) the customer only has the cost of the subscription fee and implementation and does not have the added cost of expensive hardware and IT staff to maintain it as is the case with traditional installed software.

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Our current principal competitors include:

Computrition – Computrition is a subsidiary of Constellation Software of Canada. Computrition has a large client base but is relegated to the old client server based business model. Management believes that Computrition will not offer its clients the newer SaaS and cloud delivery models so the company is forced to try to compete in a market with an archaic business model with tens of thousands of dollars of up front server and maintenance costs to the end user. This issue has seen Computrition consistently lose market share to its competition over the past few years.

Momentum Healthware - Momentum is a Microsoft platform dietary management solution. They offer a full suite of products but have limited capabilities as it pertains to SaaS and have no Cloud solution. We believe that the company will have a hard time competing because the markets are demanding a seamless interface with Electronic Medical Record Companies, which Momentum will not be able to do until they are at least HL5 compliant and in the Cloud. Momemtum's major focus is the skilled and long term care markets.

Simplified Nutrition Online – SNO is a cloud based application focusing mainly on skilled nursing. SNO currently has over 600 facilities under contract with limited growth capital.

CBord - CBord is one of the largest competitors in the market and a subsidiary of Roper Industries. The company currently relies on a server based business model. Because of their large up front expense CBord has moved away from the acute and long term care markets and focused on hospitals and universities as the market trends to more efficient and cost saving solutions.

Vision Software – Vision is a cloud based competitor. Vision software's current pricing is significantly higher which has limited them thus far to hospitals and growth in other areas.

Effect of Government Regulations

There are currently no governmental regulations affecting the conduct of the Company’s business other than the normal and usual governmental regulations affecting all businesses. The primary market for the Company’s services has been the healthcare industry, which is a highly regulated industry. Therefore, the Company’s customers are subject to numerous governmental regulations, including Medicare and Medicaid, which directly affect the facilities’ ability to pay the costs of the Company’s products and services. The regulations on the healthcare industry as it relates to food service create pressure to minimize the costs. Because we deliver our service as a subscription service ad that it is accessible from any internet connected device, it lowers the cost to our healthcare clients significantly versus traditional installed software solutions.

Research and Development

With technological advances coming at an ever increasing pace, we intend to devote necessary resources as necessary to improve and increase features and functionality of our services. To date we have not expended any money on research and development but intend to make such expenditures as our capital raising activities increase.

Employees:

As of July 2, 2013, the Company has 2 employees, consisting of our President, Chief Executive Officer, and Chief Financial Officer, G. Dale Murray, and our Executive Vice President, L. Clay Edmonds.

Environmental Compliance

As a software Company, compliance with environmental standards has had little impact on the Company.

DESCRIPTION OF PROPERTY

Our executive office is located at 110 East Broward Boulevard, Suite 1700, Ft Lauderdale, FL 33301 for at $2,250 per month and 250 Park Avenue, 7 th Floor, New York, NY 10177 for $391 per month. We occupy approximately 1750 square feet of space in Florida including offices, reception, kitchen, and conference room on a month to month written lease at $2,250 per month.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 28 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

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Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or any other securities. We anticipate that we will retain all available funds and any future earnings, if any, for use in the operation of our business and do not anticipate paying cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, the requirements of our current or then-existing credit facilities and other factors our board of directors deems relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND PLAN OF OPERATION

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

Portus Holdings Inc. was incorporated on March 31, 2011, under the laws of the State of Nevada. Our principal business is focused on creating a multilingual, multiple functionality, and global food and beverage service platform, also referred to as Portus Cloud. Portus Cloud is a global, multilingual, cloud based food and beverage service online “portal” where customers will be able to manage an entire food and beverage service business or enterprise anywhere in the world, anytime and in any language.

Portus Cloud is intended to serve the food service management industry globally. Customers expected to utilize Portus Cloud include hospitals, nursing homes, long term care, restaurants, education facilities, military, hospitality, cruise lines, corporate dining and catering facility. Portus Cloud’s functionality and design allows the managers to effectively access the supply chain and effectively manage their business in any of these industries. It will enable the creation of recipes and menus, sourcing, costing and ordering the ingredients for proper preparation and presentation and where needed clinical feedback and in multiple languages.

An advantage to the platform is it can be accessed anywhere there is access to the internet and is a potential advantage to all operator types in that the access is available in the field, the office the kitchen or table side. The system can even be used to enhance the consumer experience as the operator desires. The system is flexible and continually being enhance. The cost to the user; subscribe and log on and use whatever web portal they choose. The functionality that they need and desire is at their fingertips, with no ongoing IT cost associated with installed software programs and ease of implementation.

On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into an Exchange Agreement with Surequest Systems and its wholly owned subsidiary SureQuestTX. The Exchange Agreement provides in part for the Company to acquire all of the issued and outstanding shares of common stock of SureQuestTX in exchange for all of the issued and outstanding shares of common stock of Portus Acquisition Corp. The closing of the Exchange Agreement is conditioned on, among other things, the Company having cash assets totaling $5,000,000.

As a part of Portus’s strategy, on February 8, 2013 we licensed the data base and functional platform for this service from SureQuest to allow us to launch Portus Cloud. The Company is pursuing potential customers but has earned no revenues. We expect to begin generating revenue once we have launched our cloud based platform, which is still under development. We expect to launch Portus Cloud place in 6-12 months.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

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Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to select appropriate accounting policies and to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses.

Recent Accounting Pronouncements

There have been no accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2012 that are expected to have a material impact on the Company’s financial position, results of operations or cash flows. Accounting pronouncements that became effective during the year ended December 31, 2012 did not have a material impact on disclosures or on the Company’s financial position, results of operations or cash flows.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

Results of Operations

Comparison of the three and six months ended June 30, 2013 and 2012

Revenues

The Company has no operations nor does it currently engage in any business activities generating revenues. We expect to begin generating revenue once we complete the licensing agreement with SureQuest Systems, Inc. and have launched our cloud based platform.

Operating Expenses

For the three months ended June 30, 2013 our focus has been on developing new markets and identifying potential financing activities. In connection with these activities we incurred significant legal, finance & accounting and general & administrative expenses. These expenses totaled $1,363, $11,850 and $71,488 respectively. Total expenses for the three months ended June 30, 2012 were nominal.

For the six months ended June 30, 2013 legal, finance & accounting and general & administrative expenses totaled $15,350, $21,674 and $161,626 respectively. Total expenses for the six months ended June 30, 2012 were nominal. The general and administrative expenses are composed of operating expenses that include but are not limited to executive compensation, rent, travel and entertainment, consulting fees other costs associated with running a business day to day.

Net Income and Loss

Our net loss for the three months ended June 30, 2013 was $(86,218) as compared to nominal for the three months ended June 30, 2012.

Our net loss for the six months ended June 30, 2013 was $(201,239) as compared to nominal for the six months ended June 30, 2012.

Comparison of the year ended December 31, 2012 and the nine months ended December 31, 2011

Revenues

The Company has no operations nor does it currently engage in any business activities generating revenues. We expect to begin generating revenue once we complete the licensing agreement with SureQuest Systems, Inc. and have launched our cloud based platform.

Operating Expenses

For the twelve months ended December 31, 2012 our focus has been on developing new markets and identifying potential financing activities. In connection with these activities we incurred significant legal, finance & accounting and general & administrative expenses. These expenses totaled $25,000 $38,608 and $340,943 respectively. Total expenses for 2012 were $404,551. During the nine months ended December 31, 2011 total expense were $750, $3,000 and $85 respectively. During this period, no expenses were incurred in connection with the Company looking for potential business acquisitions. Our general and administrative expenses are composed of operating expenses that include but are not limited to executive compensation, rent, travel and entertainment, consulting fees other costs associated with running a business day to day

Net Income and Loss

Our net loss for the year ended December 31, 2012 was $(404,551) as compared to $($3,835) for the nine months ended December 31, 2011.

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Liquidity and Capital Resources

Assets and Liabilities as of June 30, 2013 and December 31, 2012

At June 30, 2013 we had cash of $0 and acquisition deposits totaling $65,000. Our total assets were $65,000 and we have liabilities of $100,836. The acquisition deposits consist of a $40,000 deposit for the SureQuest acquisition and a $25,000 deposit for the licensing agreement with SureQuest.

At December 31, 2012 we had cash of $35,299 and acquisition deposits in cash totaling $40,000. Our total assets were $75,299 and we have $12,435 of liabilities. At December 31, 2011 we had no assets and limited liabilities. The acquisition deposits consist of a $40,000 deposit for the acquisition of SureQuest.

If we are not successful in securing additional financing to acquire SureQuestTX, we believe that we have sufficient assets to continue to look for other business opportunities.

Equity Financings and Acquisitions:

We did not conduct any type of independent business valuation at the time of the offering.  The Board of Directors made a business decision to sell our common stock at $3.00 per share.  The Board did not use any quantifiable standards to determine the offering price.  The offering price of  $3.00 per share is  not indicative of the value of the Company.  Rather, management believed that the offering price was reasonable given the risks and rewards.

We believe that until a trading market develops for the common stock, prospective investors will ultimately be the ones to determine whether the offering price is appropriate and represents the fair market value of the common stock.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Officers and Directors

The following table sets forth the name and age of officers and director as of August 21, 2013. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position(s)
G. Dale Murray, Margate, FL	33	President, Chief Executive Officer, Chief Financial Officer, Director

L. Clay Edmonds, Oakland Park, FL	54	Executive Vice President

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

George Dale Murray, II, President, Chief Executive Officer, Chief Financial Officer and Director

Mr. Murray, 33, has over ten years business experience owning, operating and consulting for companies in the technology, energy and manufacturing fields.

Mr. Murray has served as president of Portus Inc., the majority stockholder in Portus Holdings Inc., since its inception in August 2011. From 2009 through 2011 Mr. Murray served as the chief operating officer of Simplified Nutrition Online, a cloud-based technology company specializing in dietary management software. His experience at this position has given Mr. Murray a unique insight into the food and beverage industry and how to provide the necessary tools to that industry. From 2006 through 2008 Mr. Murray served as president of Lightsource Mining Company and as managing member of Burnmore Coal Group, LLC, both of these companies were engaged in mining activities in Eastern Kentucky. Also during this period, Mr. Murray served as an independent consultant for several public and private companies. In June 2012, pursuant to a stock purchase agreement with the Company, became the President, Chief Executive Officer, Chief Financial Officer and sole director of Portus Holdings, Inc.Aside from his relationship with Portus Inc., none of the previous companies with which Mr. Murray has worked are affiliated with Portus Holdings Inc. in any manner.

During his business career Mr. Murray has cultivated relationships in both the public and private sectors. Mr. Murray is a high-energy, fiscally conscious and goal driven executive.

Mr. Murray is qualified to serve on our board of directors due to his consulting and management experience, including his experience with other software companies. Mr Murry’s experience as COO of Simplified Nutrition Online gives him great insight into the management of Portus and the food and beverage supply chain and the preparation and serving of food.

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L. Clay Edmonds, Executive Vice President

Mr. Edmonds, 54, joined the Company on September 1, 2012 as its Executive Vice President. Mr. Edmonds has over 22 years of experience in owning, operating and consulting in the real estate, finance and technology fields. From May of 2010 until March of 2011 Mr. Edmonds served as the Director of Business Development and Operations of Simplified Nutrition Online, a cloud-based technology company specializing in dietary management software. From May of 2007 until May of 2010, Mr. Edmonds served as the General Manager for all operations for Lee Asset Management, Inc, an affordable senior housing company, where he was responsible for operations, regulatory relations and financial performance. From 1990 until 2004 Mr. Edmonds served as the Executive Vice President of the Brencor Companies an Atlanta based affordable housing development and property management company, which developed, owned and managed more than 15,000 apartment units in the southeast United States. He was responsible for the management of the acquisition and finance of the portfolio. Mr. Edmonds began his career in income property lending where he served as a business development officer for Fleet Funding and Fogelman Mortgage.

Term of Office

Our directors serve until their successor are elected and qualified.  Our officers are elected by the board of director to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office.  The board of director has no nominating, auditing or compensation committees.

Family Relationships

There are no family relationships among our directors and/or officers.

Board Committees

Our Board of Directors has no separate committees and our Board of Directors acts as the audit committee and the compensation committee.

EXECUTIVE COMPENSATION

Overview of Compensation Program

Our compensation philosophy is based on our belief that our compensation programs should: be aligned with stockholders’ interests and business objectives; reward performance; and be externally competitive and internally equitable. We seek to achieve three objectives, which serve as guidelines in making compensation decisions:

(1)	Providing a total compensation package which is competitive and therefore enables us to attract and retain, high-caliber executive personnel;

(2)	Integrating compensation programs with our short-term and long-term strategic plan and business objectives; and

(3)	Encouraging achievement of business objectives and enhancement of stockholder value by providing executive management long-term incentive through equity ownership.

We may compensate our officers with cash compensation, common stock and common stock options. We have not established any quantifiable criteria with respect to the level of compensation, stock grants or options. Rather, the Board of Directors will evaluate cash, stock grants and stock options paid to similar food service software providers.  We do not have a Compensation Committee of the Board of Directors.

With respect to stock grants and options which may be issued to the Company’s officers and directors, the Board will consider an overall compensation package that includes both cash and stock based compensation which would be in line with the Company’s overall operations. We may establish a Stock Incentive and Compensation Plan in order to implement a stock based compensation plan.  We anticipate that any such plan, if adopted will provide for the grant of  non-qualified stock options (“Non-Qualified Stock Options”), incentive stock options (“ISOs”, together with Non-Qualified Stock Options referred to herein as “Stock Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”) and registered stock (“Registered Stock”), (collectively, the “Awards”) to eligible Participants.

The following table sets forth the compensation paid by us to our officers for the fiscal years ended December 31, 2012, and 2011.  This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.  The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

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Executive Officer Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards ($)	Option Awards	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals ($)

G. Dale Murray, President , CEO, CFO and Director	2012	$78,050	$0		$0	$0	$0	$0	$78,050
	2011	0	0		0	0	0	0	0

L. Clay Edmonds, Executive Vice President	2012	$22,000	$10,000	(1)	$0	$0	$0	$0	$32,000
	2011	0	0		0	0	0	0	0

(1)	The Company paid Mr. Edmonds a discretionary bonus of $10,000 for his services in 2012, comprised of a signing bonus as enticement to relocate and commitment to employment.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

Compensation of Directors

Our directors may be compensated for their services as directors.  The board has not yet implemented a plan to award options to any director.  At this time there are no contractual arrangements with any member of the board of directors.  We have no director’s service contracts.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Employment Agreements

Currently, we do not have an employment agreement in place with our executive officers.

Indemnification

Under our Articles of Incorporation and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of August 21, 2013, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of this prospectus.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 310A Lakewood Circle, Margate, FL 33063.

	Amount and Nature of Beneficial	Percentage of Common
Name and Address of Beneficial Owner	Ownership	Stock (1)
Executive Officers and Directors
George Dale Murray, II. (2)	104,675,000	92.5%
Directors and executive officers as a group (1 Person)	104.675.000	92.5%
Other 5% Holders:
Portus Inc.	104.675.000	92.5%

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(1) Based on 113,209,756 shares outstanding as of August 12, 2013

(2) Includes 104,675,000 shares of common stock issued to Portus Inc., an entity in which George Dale Murray, our President, Chief Executive Officer, Chief Financial Officer and Director, is the sole stockholder.

As of August 12, 2013, there were 113,209,756 shares of our common stock issued and outstanding. All of the shares issued are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act.  Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition, provided we were not a shell company when the shares were issued.  Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock.  There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.  There are four holders of record for our common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On June 5, 2012, the Company entered into a stock purchase agreement (the “Agreement”) with Portus Inc., a Nevada corporation, whereby Portus acquired 112,500,000, consisting of all of the Company’s issued and outstanding shares of common stock that was valued at a dollar amount of $20,000. Portus Inc. is an entity in which George Dale Murray, our President, Chief Executive Officer, Chief Financial Officer and Director, is the sole stockholder.

The Company has not had any promoter within the past five fiscal years.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Malone Bailey LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

During the past ten years:

1)            No petition pursuant to the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of any of our officers or directors, or any partnership in which any such officer or director was a general partner at or within 2 years before the time of such filing, or any corporation or business association of which any such officer or director was an executive officer at or within 2 years before the time of such filing;

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2)             None of our officers or directors has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3)             None of our officers or directors has been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such officer or director from, or otherwise limiting, the following activities:

(i)            Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)           Engaging in any type of business practice; or

(iii)          Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

4)             None of our officers or directors has been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of any such officer or director to engage in any activity described in paragraph (f) (3) (i) of Item 401(f) of Regulation S-K, or to be associated with persons engaged in any such activity;

5)             None of our officers or directors has been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

6)             None of our officers or directors has been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently  reversed, suspended or vacated;

7)             None of our officers or directors has been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)             Any federal or state securities or commodities law or regulation; or

(ii)            Any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)           Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8)             None of our officers or directors has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3 (a) (26) of the Exchange Act (15 U.S.C. 78c (a) (26)), any registered entity (as defined in Section 1 (a) (29) of the Commodity Exchange Act (7 U.S.C. 1 (a) (29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.portusholdings.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

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The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov .

Upon the completion of this offering, we will be subject to the information reporting requirements of the Securities Act and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.portus-inc.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

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Item 8.      Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Portus Holdings, Inc.

(a development stage company)

Fort Lauderdale, FL

We have audited the consolidated balance sheets of Portus Holdings, Inc. and its subsidiary, a development stage company, (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year ended December 31, 2012, the nine months ended December 31, 2011, and the period from March 31, 2011 (inception) through December 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Portus Holdings, Inc. as of December 31, 2012 and 2011 and the results of their operations and their cash flows for the year ended December 31, 2012, the nine months ended December 31, 2011, the period from March 31, 2011 (inception) through and December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Portus Holdings Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, Portus Holdings Inc. suffered losses from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

April 16, 2013

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PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
ASSETS

CURRENT ASSETS
Cash	$35,299	$-
Acquisition Deposit	40,000	-
TOTAL ASSETS	$75,299	$-

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$12,435	$85
TOTAL CURRENT LIABILITIES	12,435	85

STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, authorized: 75,000,000 shares, Issued and outstanding: None	-	-
Common stock, $0.0001 par value, authorized: 425,000,000 shares, Issued and outstanding: 112,967,500 and 112,500,000 shares issued and outstanding respectively	11,297	11,250
Additional Paid in Capital	459,953	(7,500)
Deficit accumulated during the development stage	(408,386)	(3,835)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	62,864	(85)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$75,299	$-

The accompanying notes are an integral part of these consolidated financial statements.

39

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the twelve months ended December 31, 2012	For the nine months ended December 31, 2011	For the period from March 31, 2011 (inception) to December 31, 2012

Finance and accounting	$38,608	$3,000	$41,608
Legal	25,000	750	25,750
General and administrative	340,943	85	341,028
Total Expenses	404,551	3,835	408,386
NET INCOME (LOSS)	$(404,551)	$(3,835)	$(408,386)

NET LOSS PER SHARE
Basic and diluted	$(0.00)	$(0.00	n/a

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	112,716,291	112,500,000	n/a

The accompanying notes are an integral part of these consolidated financial statements.

40

Portus Holding Inc

(A Development Stage Company)

Statements of Changes in Stockholders' (Deficit)

For the Period from March 31, 2011 (Inception) to December 31, 2012

					Additional
	Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total

March 31, 2011 (Inception), shares issued at $0.0001 per share	-	$-	112,500,000	$11,250	$(7,500)	$-	$3,750

Net loss						(3,835)	(3,835)
Balance December 31, 2011			112,500,000	11,250	(7,500)	(3,835)	(85)
							-
Shares issued at $1.00 per share			467,500	47	467,453		467,500
Net loss						(404,551)	(404,551)
Balance December 31, 2012	-	$-	112,967,500	$11,297	$459,953	$(408,386)	$62,864

The accompanying notes are an integral part of these consolidated financial statements.

41

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended December 31, 2012	For the Nine Months Ended December 31, 2011	For the period from March 31, 2011 (Inception) to December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(404,551)	$(85)	$(408,386)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase / (Decrease) in accounts payable	12,350	(3,665)	12,435
NET CASH USED IN OPERATING ACTIVITIES	(392,201)	(3,750)	(395,951)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for deposit on acquisition	(40,000)	—	(40,000)
NET CASH USED IN INVESTING ACTIVITIES	(40,000)	—	(40,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	467,500	-	471,250
NET CASH PROVIDED BY FINANCING ACTIVITIES	467,500	-	471,250

INCREASE (DECREASE) IN CASH	35,299	(3,750)	35,299

CASH, BEGINNING OF PERIOD	-	3,750	-

CASH, END OF PERIOD	$35,299	—	$35,299

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	—	$-
Income taxes paid	$-	—	$-

The accompanying notes are an integral part of these consolidated financial statements.

42

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

PORTUS HOLDINGS, INC. (the “Company”) was incorporated in the State of Nevada on March 31, 2011. The Company is a Development Stage Company as defined by ASC 915-10. During 2012, the Company changed its fiscal year end to December 31 from March 31.

The Company’s principal business is focused on creating a multilingual, multiple functionality, and global food and beverage service platform (“Portus Cloud”). Portus Cloud is a global, multilingual, cloud based food and beverage service “portal” where customers will be able to manage an entire food and beverage service business or enterprise anywhere in the world, anytime and in any language.

On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement with SureQuest and its wholly owned SureQuestTX.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements have been prepared according to GAAP.

b) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

c) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts or revenues and expenses during the reporting period. Actual results could differ from those estimates.

43

d) Fair Value of Financial Instruments

ASC Topic 820-10 requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2012.

The respective carrying value of certain on-balance-sheet financial instruments approximates their fair values. These financial instruments include cash, stock subscriptions receivable, and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

e) Income Taxes

The Company follows FASB Codification Topic 740-10-25 (ASC 740-10-25) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

f) Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC Topic 260-10, “Earnings per Share”. ASC Topic 260-10 requires presentation of both basic and diluted per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive shares if their effect is anti-dilutive. The Company had no dilutive common stock equivalents as of December 31, 2012.

g) Development Stage Company

Based on the Company's business plan, it is a development stage Company since planned principle operations have not yet commenced. Accordingly, the Company presents its financial statements in conformity with the accounting principles generally accepted in the United States of America that apply to developing enterprises. As a development stage enterprise, the Company discloses its retained earnings (or deficit accumulated) during the development stage and the cumulative statements of operations and cash flows from commencement of development stage to the current balance sheet date. The development stage began on March 31, 2011, when the Company was organized.

h) Principles of Consolidation

The accompanying financial statements include the accounts of Portus Holdings, Inc. and its 100% owned subsidiary Portus Acqusition Corp. All intercompany accounts and transactions have been eliminated.

i) Recent Pronouncements

The Company does not expect any recent accounting pronouncements to have a material impact on the Company's financial position, operations, or cash flows.

44

NOTE 3 – GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no sources of income, limited stockholders’ equity and has incurred a net loss of $ 408,386 from March 31, 2011 (inception) to date. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The Company plans to improve its financial condition through additional sales of common stock. However, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

NOTE 4 – DEPOSIT

On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement with Surequest Systems, Inc., a Delaware Corporation, (“SureQuest”) and its wholly owned subsidiary Surequest Systems, Inc., a Texas corporation, (“SureQuestTX”)

The Agreement provides in part for the Company to acquire all of the issued and outstanding shares of common stock of SureQuestTX in exchange for all of the issued and outstanding shares of common stock of Portus Acquisition Corp. A good faith deposit in the amount of $40,000 was issued at that time. The deposit is not refundable in the event the transaction is not completed. We believe that the acquisition of SureQuest is probable only if we are able to raise $5,000,000. The closing is contingent on the acceptance of the registration statement and the contract calls for closing within 30 days of the acceptance of the registration statement. To complete the closing, we will need to have $5,000,000 in cash deposited in Portus Acquisitions Corp. and exchange 100% of the shares of Portus Acquisitions Corp for 100% of the shares of SureQuest Systems of Texas. However, if we are unable to raise at least $5,000,000 in the offering or from other sources, we will not be able to close.

NOTE 5 - CAPITAL STOCK

Preferred Stock. The Company has authorized 75,000,000 shares of preferred stock with a par value of $0.0001 per share. These shares may be issued in series with such rights and preferences as may be determined by the Board of Directors. The Company has not issued any preferred shares as of December 31, 2012.

Common Stock . As of December 31, 2011, the Company has authorized 425,000,000 shares of common stock with a par value of $0.0001 per share. As of December 31, 2011, there were 112,500,000 shares issued and outstanding that were sold on March 31, 2011 for $3,750 to the Company’s founder.

During the year ended December 31, 2012 the Company received $467,500 in exchange for 467,500 shares of its common stock. At December 31, 2012 there were 112,967,500 shares issued and outstanding.

NOTE 6 - INCOME TAXES

The Company is subject to income taxes in the United States of America. As of December 31, 2012, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $408,000. Section 382 of the Internal Code allows post-change corporations to use pre-change net operating losses, but limit the amount of losses that may be used annually to a percentage of the entity value of the corporation at the date of the ownership change. The applicable percentage is the federal long-term tax-exempt rate for the month during which the change in ownership occurs. As of December 31, 2012, the Company had an estimated deferred tax asset from its net operating losses of $139,000, of which 100% has been fully reserved.

NOTE 7 – RELATED PARTY TRANSACTIONS

During 2012, the Company paid $180,800 in management fees to its parent company, Portus, Inc.

NOTE 8 – SUBSEQUENT EVENTS

On January 19, 2013 the company issued a $50,000 convertible debenture to an individual which matures in 180 days. The debt is convertible one month after issues at $1.00 per shares. At maturity the debenture holder may elect to take cash, cash and stock or only stock.

On February 8, 2013 the company issued a $25,000 convertible debenture to an individual which matures in 90 days. The debt is convertible one month after issues at $1.00 per shares. At maturity the debenture holder may elect to take cash, cash and stock or only stock.

During the first quarter of 2013, the Company has entered into subscription agreements with various individuals for 23,000 shares of its common stock for $23,000.

On Feburary 8, 2013, Portus paid $25,000 to SureQuestTX, for licensing rights to its data base and functional platform in order to launch Portus Cloud.

Additionally, the Company’s CEO contributed $4,000 in cash.

45

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash	$-	$35,299
Acquisition deposit	65,000	40,000
TOTAL ASSETS	$65,000	$75,299

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$21,800	$12,435
Accrued expenses	2,589	-
Bank overdraft	1,447
Convertible debentures	75,000	-
TOTAL CURRENT LIABILITIES	100,836	12,435

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.0001 par value, authorized: 75,000,000 shares, Issued and outstanding: None	-	-
Common stock, $0.0001 par value, authorized: 425,000,000 shares, Issued and outstanding: 113,043,526 and 112,967,500 shares issued and outstanding respectively	11,304	11,297
Additional paid in capital	562,485	459,953
Deficit accumulated during the development stage	(609,625)	(408,386)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(35,836)	62,864
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$65,000	$75,299

The accompanying notes are an integral part of these unaudited consolidated financial statements.

46

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

					For the
					period from
					March 31,
					2011
	For the three months ended June 30,		For the six months ended June 30,		(inception) to
	2013	2012	2013	2012	June 30, 2013

Finance and accounting	$11,850	$-	$15,350	$-	$56,958
Legal	1,363	-	21,674		47,424
General and administrative	71,488	(2)	161,626	(4)	502,654
Total operating expenses	84,701	(2)	198,650	(4)	607,036

Net operating income (loss)	(84,701)	2	(198,650)	4	(607,036)

Other income (expenses):
Interest expense	(1,517)	-	(2,589)	-	(2,589)

Net income (loss)	$(86,218)	$2	$(201,239)	$4	$(609,625)

NET LOSS PER SHARE
Basic and diluted	$(0.00)	$0.00	(0.00)	0.00	$ n/a

WEIGHTED AVERAGE NUMBER OF SHARES
Basic and diluted	112,977,678	112,500,000	112,992,684	112,500	n/a

The accompanying notes are an integral part of these unaudited consolidated financial statements.

47

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Unaudited)

			March 31, 2011
	For the six months ended June 30,		(Inception) through
	2013	2012	June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(201,239)	$4	$(609,625)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	13,905		13,905
Increase in accounts payable and accrued expenses	13,401	(4)	25,837
NET CASH USED IN OPERATING ACTIVITIES	(173,933)	-	(569,883)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for licensing agreement	(25,000)	-	(65,000)
NET CASH USED IN INVESTING ACTIVITIES	(25,000)	-	(65,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of convertible debentures	75,000		75,000
Proceeds from sale of common stock	88,634		559,884
NET CASH PROVIDED BY FINANCING ACTIVITIES	163,634	0	634,884

INCREASE (DECREASE) IN CASH	(35,299)	0	1

CASH, BEGINNING OF PERIOD	35,299	-	0

CASH, END OF PERIOD	$0	$0	$1

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

48

PORTUS HOLDINGS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS OPERATIONS

PORTUS HOLDINGS, INC. (the “Company”) was incorporated in the State of Nevada on March 31, 2011. The Company is a Development Stage Company as defined by ASC 915-10. During 2012, the Company changed its fiscal year end to December 31 from March 31.

The Company’s principal business is focused on creating a multilingual, multiple functionality, and global food and beverage service platform (“Portus Cloud”). Portus Cloud is a global, multilingual, cloud based food and beverage service “portal” where customers will be able to manage an entire food and beverage service business or enterprise anywhere in the world, anytime and in any language.

The financial information included herein is unaudited and has been prepared consistent with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 8, Rule 8.03 of Regulation S-K. Accordingly, these financial statements do not include all information required by generally accepted accounting principles for annual financial statements. These statements should be read in conjunction with the audited financial statements and notes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 2012. These interim financial statements contain all adjustments necessary in the opinion of management for a fair statement of results for the interim periods presented.

The results of operations for the six months ended June 30, 2013 are not necessarily indicative of the results to be expected for the full year.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no sources of income, limited stockholders’ equity and has incurred a net loss of $609,625 from March 31, 2011 (inception) to date. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

The Company plans to improve its financial condition through additional sales of common stock. However, there is no assurance that the Company will be successful in accomplishing this objective. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

NOTE 3 – DEPOSITS

On October 12, 2012 Portus and Portus Acqusition Corp., our wholly owned subsidiary, entered into a Share Exchange Agreement with Surequest Systems, Inc., a Delaware Corporation, (“SureQuest”) and its wholly owned subsidiary Surequest Systems, Inc., a Texas corporation, (“SureQuestTX”).

The Agreement provides in part for the Company to acquire all of the issued and outstanding shares of common stock of SureQuestTX in exchange for all of the issued and outstanding shares of common stock of Portus Acquisition Corp. A good faith deposit in the amount of $40,000 was issued at that time. The deposit is not refundable in the event the transaction is not completed.

49

On Feburary 8, 2013, Portus paid $25,000 to SureQuestTX, for licensing rights to its data base and functional platform in order to launch Portus Cloud. As June 30, 2013, “Portus Cloud” has not yet launched.

NOTE 4 – CONVERTIBLE DEBENTURES

On January 19, 2013 the company issued a $50,000 convertible debenture to an Irrevocable Trust, which matures in 180 days. The debt is convertible one month after issue at $1.00 per shares. At maturity the debenture holder may elect to take cash, cash and stock or only stock. Interest accrues at 8% per annum. The note matured on July 18, 2013 and was renewed with a new unspecified due date to coincide with the public trading of the Company’s stock.

On February 8, 2013 the company issued a $25,000 convertible debenture to an Irrevocable Trust, which matures in 90 days. The debt is convertible one month after issues at $1.00 per shares. At maturity the debenture holder may elect to take cash, cash and stock or only stock. Interest accrues at 8% per annum. . The note matured on May 9, 2013 and was renewed with a new unspecified due date to coincide with the public trading of the Company’s stock. As of June 30, 2013 the debt had not been converted.

NOTE 5 - CAPITAL STOCK

During the six months ended June 30, 2013, the Company received $88,634 in exchange for 66,756 shares of its common stock and issued 9,270 shares of its common stock in exchange for services valued at $13,905. At June 30, 2013, there were 113,043,526 shares issued and outstanding.

NOTE 6 – RELATED PARTY TRANSACTIONS

During the period ended June 30, 2012, the Company paid $11,000 in management fees to its parent company, Portus, Inc.

NOTE 7 – SUBSEQUENT EVENTS

The Company has issued 36,500 shares to German investors for $1.50 per share since June 30, 2013.

The Company has entered into a consulting agreement with Jack Burkman and Associates. Burkman received 2,000,000 of the privately traded parent company, Portus, Inc. as compensation. No written agreement exists between Portus Inc and the Company relative to the shares.

50

PORTUS HOLDINGS, INC.

10,000,000 Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is                               , 2013

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth costs and expenses payable by Portus Holdings Inc. in connection with the sale of common shares being registered.  All amounts except the SEC filing are estimates.

SEC registration fee	$4,092
Accounting and Audit fees and expenses	$10,000.00
Legal fees and expenses	$50,000.00
Miscellaneous	$2,500.00

Total	$66,592

The foregoing are estimates only.

Item 14. Indemnification of Directors and Officers

Our Bylaws and Articles of Incorporation provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company, or, while an officer or director of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

Our Bylaws allow us to purchase and maintain insurance for any person who is or was a director or officer of the Company, or is or was serving at request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she is indemnified against such liability or expense pursuant to the indemnification provisions of our Bylaws and whether or not the Company would have the power or would be required to indemnify him or her against such liabilities pursuant to such indemnification provisions or Nevada or other applicable law.

Our Bylaws also provide that to the same extent as it may do for any officer or director, the Company may indemnify and advance expenses to any person who is not and was not a director or officer of the Company, but who is or was an employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise.

Nevada Law

We are incorporated pursuant to the laws of the State of Nevada.  Section 78.7502 of the Nevada Revised Statues provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonably cause to believe that his or her conduct was unlawful.

51

Section 78.7502 of the Nevada Revised Statutes, also, provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Revised Statues provides that discretionary indemnification pursuant to that Section 78.7502, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751 of the Nevada Revised Statutes, by the corporation may be only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made by:

•	By the stockholders;

·	By the board of directors by majority vote of a quorum consisting of directors – who were not parties to the action, suit or proceeding;

·	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

·	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal, counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by a corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred an in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada Revised Statutes Section 78.751:

·	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote or stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses made pursuant to Subsection 2 of the Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

·	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising pursuant to the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Company pursuant to Nevada law, or otherwise, we have been advised the opinion of Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of the Company in successful defense of any action, suit, or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on March 31, 2011. In connection with incorporation, we issued 112,500,000 shares of common stock to our founder, Michael Burns for a total of $3,750 in cash. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On June 5, 2012, the Company entered into a stock purchase agreement with Portus Inc., a Nevada corporation, whereby Portus acquired 112,500,000, consisting of all of the Company’s issued and outstanding shares of common stock for a purchase price for the common stock was $22,500 . Portus Inc. is an entity in which George Dale Murray, our President, Chief Executive Officer, Chief Financial Officer and Director, is the sole stockholder. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

From August to December 2012, we sold through a private offering a total of 483,000 shares of common stock to 9 investors, at a price per share of $1.00 for an aggregate offering price of $483,000.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

In the period from April 1, 2013 through the date of this registration statement, the Company sold 60,526 shares of common stock to seven investors through a private offering for aggregate proceeds to the company of $79,985. The above securities were not registered under the Securities Act. These securities qualified for exemption under Regulation S promulgated under the Securities Act. We made this determination based on the representations of the investors, which included, in pertinent part, that such shareholders were not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the shareholders understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption there from.

During the three months ended June 30, 2013, the Company issued 9,270 shares of its common stock in exchange for services valued at $13,905. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

On June 21, 2013, the Company issued 250,000 shares of its common stock to Clay Edmonds, the Company’s Executive Vice President, as a bonus for services rendered. The shares were in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

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Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement on Form S-1.

Exhibit No.		Description

3.1	(1)	Articles of Incorporation
3.2	(2)	Amended Articles of Incorporation
3.4	(1)	Bylaws
4.1	(1)	Specimen Stock Certificate
5.1		Opinion of Anslow & Jaclin, LLP
10.1	(3)	Stock Purchase Agreement, dated June 5, 2012, by and among Solido Ventures, Inc, Portus Inc, and Michael Burns.
10.2	(4)	Share Exchange Agreement, dated October 12, 2012, by and among Portus Holdings, Inc., Portus Acquistion Corp., SureQuest Sytems Inc.,and SureQuest Systems Inc.
10.3	(5)	Software as a Service Licensing Agreement, dated February 8, 2013, by and between Portus Holdings, Inc. and SureQuest Systems, Inc.
10.4		Florida Lease Agreement
23.1		Consent of Malone Bailey
3.2		Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1, hereto)

101.INS*		XBRL Instance Document

101.SCH*		XBRL Taxonomy Schema

101.CAL*		XBRL Taxonomy Calculation Linkbase

101.DEF*		XBRL Taxonomy Definition Linkbase

101.LAB*		XBRL Taxonomy Label Linkbase

101.PRE*		XBRL Taxonomy Presentation Linkbase

(1)	Previously filed as an exhibit to the Company’s Form 10-12-G filed with the SEC May 16, 2011.
(2)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on June 18, 2012.
(3)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on June 6, 2012.

(4)	Previously filed as an exhibit to the Company’s Form 8-K filed with the SEC on October 16, 2012.
(5)	Previously filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the SEC on July 2, 2013.

*XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, Portus Holdings Inc., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida on August 23, 2013.

PORTUS HOLDINGS, INC.

By:	/s/ George Dale Murray II
Name:	George Dale Murray, II

Title:	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/George Dale Murray II	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director	August 23, 2013
George Dale Murray II

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